Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
Below is a list of all direct and indirect subsidiaries of Tellurian Inc. as of December 31, 2023:

Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership
Tellurian Inc. owns the following subsidiary directly:
Tellurian Investments LLC (formerly known as Tellurian Investments Inc.)	Delaware	100.0%
Tellurian Investments LLC owns the following subsidiaries directly:
Driftwood LNG Holdings LLC	Delaware	100.0%
Tellurian Production Holdings LLC	Delaware	100.0%
Delhi Connector LLC	Delaware	100.0%
Tellurian Corporate & Shared Services LLC	Delaware	100.0%
Tellurian Marketing & Trading LLC	Delaware	100.0%
Driftwood LNG Holdings LLC owns the following subsidiary directly:
Driftwood Capital Holdings I LLC	Delaware	100.0%
Driftwood Capital Holdings I LLC owns the following subsidiary directly:
Driftwood Capital Holdings LLC	Delaware	100.0%
Driftwood Capital Holdings LLC owns the following subsidiary directly:
Driftwood Holdco I LLC	Delaware	100.0%
Driftwood Holdco I LLC owns the following subsidiary directly:
Driftwood Holdco LLC	Delaware	100.0%
Driftwood Holdco LLC owns the following subsidiaries directly:
Driftwood Pipeline LLC (formerly known as Driftwood LNG Pipeline LLC)	Delaware	100.0%
Driftwood LNG Tug Services LLC	Delaware	100.0%
Driftwood LNG LLC	Delaware	100.0%
Tellurian Production Holdings LLC owns the following subsidiaries directly:
Tellurian Production LLC	Delaware	100.0%
Tellurian Operating LLC	Delaware	100.0%
Tellurian Minerals LLC	Delaware	100.0%
Tellurian Production LLC owns the following subsidiary directly:
Tellurian Production Investments LLC	Delaware	100.0%
Tellurian Corporate & Shared Services LLC owns the following subsidiaries directly:
Driftwood Asset Services LLC	Delaware	100.0%
Tellurian Services LLC (formerly known as Parallax Services LLC)	Delaware	100.0%
Tellurian Management Services LLC (formerly known as Tellurian O&M LLC and Driftwood Operating LLC)	Delaware	100.0%
Tellurian Marketing & Trading LLC owns the following subsidiaries directly:
Tellurian LNG Marketing and Trading Ltd. (formerly known as Tellurian International Holdings Ltd)	United Kingdom	100.0%
Tellurian Supply & Trade LLC	Delaware	100.0%
Tellurian LNG Marketing and Trading Ltd. owns the following subsidiaries directly:
Tellurian Trading UK Ltd	United Kingdom	100.0%
Tellurian LNG Singapore Pte. Ltd.	Singapore	100.0%
Tellurian LNG UK Ltd	United Kingdom	100.0%